                                                                    EXHIBIT 10.8

                                OWNER AGREEMENT
                                ---------------

          THIS OWNER AGREEMENT ("Agreement") is being entered into as of this 28/th/ day of September, 2001, by and between RESIDENCE INNS III LLC, a Delaware limited liability company with a mailing address at 306 East Main Street, Richmond, Virginia 23219 ("Lessor"); APPLE HOSPITALITY MANAGEMENT, INC., a Virginia corporation with a mailing address at 9 North Third Street, Richmond, Virginia 23219 ("Lessee"); and RESIDENCE INN BY MARRIOTT, INC., a Delaware corporation with a mailing address at 10400 Fernwood, Bethesda, MD 20817 ("Manager").

                                   RECITALS:

          WHEREAS, Lessor owns fee simple title to nine of the ten Inns, currently operated under the trade name "Residence Inn" or "Residence Inn by Marriott" or "Marriott Residence Inn," described on Exhibit A attached to this
                                                    ---------
Agreement and incorporated herein, and a leasehold interest in the Meriden, Connecticut Residence Inn by Marriott hotel ("Meriden Inn") (these ten Inns collectively referred to herein as the "Inns" or, individually, as an "Inn").

          WHEREAS, in connection with the acquisition of indirect ownership of 100% of the membership interests in Lessor by Apple Hospitality Two, Inc. ("Apple Hospitality"), Lessor has leased the Inns to Lessee, and Lessee has leased the Inns from Lessor, pursuant to that certain lease attached hereto as Exhibit B (the "Lease").
---------

          WHEREAS, Manager has operated and managed the Inns pursuant to that certain Management Agreement dated as of December 29, 1999, by and between Manager and Lessor (the "Original Management Agreement"), which operation and management is subject to the following three letter agreements: (i) that certain letter agreement dated December 29, 1999, by and between Seller and Manager, with express acknowledgment by Crestline Capital Corporation ("Crestline") of certain obligations it has under paragraphs 3 and 4 thereof; (ii) that certain letter agreement dated December 29, 1999, by and between Crestline and Manager; and (iii) that certain letter agreement dated September 11, 2000, by and between Seller, Crestline, and Manager, each of which have been reviewed by Lessor and Lessee.

          WHEREAS, pursuant to that certain Assignment and Assumption of Management Agreement of even date hereof ("Assignment Agreement"), Lessor assigned to Lessee the Original Management Agreement and the two letter agreements described in clauses (i) and (iii) of the preceding recital (collectively, the "Letter Agreements").

          WHEREAS, Manager has consented to such assignment by Lessor to Lessee subject to, among other things: (i) Lessor guarantying the obligations of Lessee under the Original Management Agreement and the Letter Agreements; (ii) Lessor agreeing to grant certain protections to Manager in the event the Lease is terminated for any reason; and (iii) Lessee meeting certain criteria, the satisfaction of which is confirmed by the execution of this Agreement.

          WHEREAS, Lessee and Manager have executed by even date hereof an Amended and Restated Management Agreement (hereinafter referred to, together with the Letter Agreements, collectively as the "Management Agreement").

          NOW, THEREFORE, for the mutual covenants and considerations herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound agree as follows:

          1.  Definitions.  Capitalized terms not specifically defined herein
              -----------
shall have the meaning provided in the Management Agreement.

          2.  Lessor Consideration.  Lessor hereby acknowledges that:  (i)
              --------------------
Lessor derives and expects to derive benefits from this Agreement, and (ii) Lessor has determined that Lessor's execution, delivery and performance of this Agreement directly benefit Lessor, are within the corporate purposes of Lessor, and are in the best interest of Lessor.

          3.  Acknowledgement of Lease.  Manager hereby acknowledges and
              ------------------------
consents to the lease of Inns from Lessor to Lessee pursuant to the Lease in the form attached hereto as Exhibit B. The Lease shall not be construed to impose
                        ---------
any additional obligations or liabilities upon Manager, and shall not be construed to modify or amend any of the rights and duties of the parties under the Management Agreement. To the extent that any of the provisions of the Management Agreement impose a greater or inconsistent obligation on Lessee than the corresponding provisions of the Lease, then Lessee shall be obligated to comply with, and to take all actions necessary to prevent breaches or defaults under, the relevant provisions of the Management Agreement.

          Manager acknowledges that Lessor and Lessee have, pursuant to the terms of the Lease, agreed that Lessor shall pay, among other things (i) land, building and personal property taxes and assessments applicable to the Inns,
(ii) premiums and charges for the casualty insurance coverages specified in the Management Agreement (iii) expenditures for capital replacements, (iv) expenditures for maintenance and repair of underground utilities and structural elements of the Inns and (v) the payments of principal, interest and other sums payable under the First Mortgage (collectively, "Ownership Costs"). Manager shall have no duty, obligation or liability to Lessor or Lessee (i) to make any determination as to whether any expense required to be paid by Manager hereunder is an Ownership Cost or a cost of Lessee, (ii) to require that Ownership Costs be paid from funds which can be identified as belonging to Lessor, or that other costs and expenses required to be paid by Lessee be paid from funds which can be identified as belonging to Lessee; it being the intent of the parties to this Agreement that (i) Lessee and Lessor shall look only to each other and not to Manager with respect to moneys that may be owed one to the other under the Management Agreement and (ii) Manager need only look to Lessee to pay operating costs of the Inns and other such obligations under the Management Agreement, including, without limitation, those designated herein as Ownership Costs.

          4.  Lessor and Lessee Representations and Warranties.  Lessor and
              ------------------------------------------------
Lessee each hereby represents and warrants that Lessor currently maintains and at all times in the future will maintain a direct or indirect (but at all times a one-hundred percent) controlling and majority interest in Lessee.

          5.  Termination of the Lease.  The parties agree that the Management
              ------------------------
Agreement and the rights and benefits of Manager thereunder shall not be terminated or disturbed in any respect except in accordance with the terms of the Management Agreement, and not as a result of any termination of the Lease. Accordingly, if the Lease is terminated for any reason, including, without limitation, expiration of the term thereof or the "rejection" thereof following Bankruptcy (as defined below) of Lessee (collectively, a "Lease Termination"),
Lessor:  (a) shall recognize Manager's rights under the Management Agreement,
(b) agrees that Manager shall not be named as a party in any eviction or other possessory action or proceeding, and that Manager shall not be disturbed in its right to manage the Inns pursuant to the Management Agreement, and (c) shall at the time of or prior to such Lease Termination either (i) elect not to take either of the actions described in clause (c)(ii) below, in which case all of "Lessee's" rights, benefits, privileges and obligations under the Management Agreement with respect to periods after the Lease Termination shall be assumed directly by Lessor, or (ii) cause an "Approved Lessee" (as defined below) to (x) succeed to and assume Lessee's rights and obligations under the Lease, the Management Agreement, and this Agreement, or (y) enter into a new lease with Lessor in substantially the same form as the Lease, and assume the rights and obligations of the Lessee under the Management Agreement and this Agreement, the intent being that the relationship between any successor Lessee, Lessor and Manager be under the same terms and conditions as the relationship between Lessee, Lessor and Manager hereunder and under the Management Agreement and the Lease. Any successor to Lessee under clause (c)(ii) above shall be subject to Manager's prior written approval, which approval shall not be withheld or delayed if such successor to Lessee is (i) a direct or indirect wholly-owned subsidiary of Lessor, (ii) a person or entity to whom a Sale of the Inns is permitted under Section 18.01(A)(2) of the Management Agreement, or (iii) a person or entity who otherwise is approved by Manager in its sole discretion (an "Approved Lessee").

          6.  Guaranty.  Lessor shall be liable for the complete and
              --------
satisfactory payment and performance of each and every obligation of Lessee as "Lessee" under the Management Agreement (the "Guarantied Obligations"). Lessor hereby absolutely, irrevocably, and unconditionally guaranties that the Guarantied Obligations which are monetary obligations shall be paid when due and payable and that the Guarantied Obligations which are performance obligations shall be fully performed at the times and in the manner such performance is required by the Management Agreement. This guaranty is an absolute, irrevocable, and unconditional guaranty of payment and performance and the liability of Lessor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity, irregularity or enforceability of the Management Agreement or this Agreement; (ii) any change in the time, manner, place or any other term or condition of payments due under the Management Agreement or this Agreement, or any other amendment or waiver of, or consent to, any departure from the Management Agreement or this Agreement; (iii) any failure of Manager to enforce the provisions of the

Management Agreement or this Agreement against Lessee; or (iv) any other circumstances which might otherwise constitute a defense available to, or a discharge of, of any of the Guarantied Obligations (other than because, or to the extent, the same have been previously discharged in accordance with the terms of the Management Agreement). If all or any part of the Guarantied Obligations shall not have been paid when due and payable or performed at the time performance is required, Lessor (without first requiring the Manager to proceed against Lessee or any other party or any other security) shall pay or cause to be paid to Manager the amount thereof as is then due and payable and unpaid (including interest and other charges, if any, due thereon through the date of payment in accordance with the applicable provisions of the Management Agreement) or perform or cause to be performed such obligations in accordance with the Management Agreement, within ten (10) Business Days after receipt of written notice from the Manager of the failure by Lessee to make such payment or render such performance; provided, however, that, notwithstanding the foregoing, Lessor shall have the right, in connection with a demand by Manager for payment by Lessor of Guaranteed Obligations, to assert any defenses or claim of Lessee under the Management Agreement with respect to such Guaranteed Obligations. If for any reason Lessor fails to perform or cause to be performed such obligations, Manager shall have the right to exercise any and all of the remedies available at law or in equity and Lessor hereby agrees to pay any and all reasonable expenses (including counsel fees and expenses) incurred by Manager in enforcing its rights under this Agreement. The guaranty contained in this Agreement: (i) is a continuing guaranty and shall remain in full force and effect until the indefeasible satisfaction and discharge in full of Lessee's obligations as "Lessee" under the Management Agreement and Lessor's and Lessee's obligations under this Agreement, and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment under the Management Agreement or this Agreement becomes unrecoverable from Lessee by operation of law or for any other reason or must otherwise be returned by Manager upon the insolvency, bankruptcy or reorganization of Lessor or Lessee.

          7.  Obligation to Terminate Lease Upon Lessee Default under Management
              ------------------------------------------------------------------
Agreement.  Upon receiving a written request from Manager to do so (and provided
---------
that Manager has sent to Lessor a notice as described in Section 5 above with respect to the applicable Default), Lessor shall terminate the Lease if an Event of Default by Lessee has occurred under the Management Agreement. In terminating the Lease pursuant to this Section 7, Lessor shall issue its notice of termination to Lessee promptly following its receipt of Manager's request therefor. Lessor shall thereafter promptly initiate, and thereafter diligently and continuously prosecute, such actions as may be required to confirm such Lease termination and repossess the Inns, including, without limitation, instituting such legal action as may be necessary to accomplish same. Upon Lessor's termination of the Lease in accordance with this Section 7, Lessor shall thereupon be obligated to comply with the provisions of Section 5 applicable upon a Lease Termination.

          8.  Agreements Relating to Tenancy.  In order to address the fact that
              -------------------------------
Lessee's interest in the Site and the Inns is leasehold, and to address certain other related matters, the parties agree to the following modifications of the Management Agreement, to be effective for so long as Lessee's interest in the Site and Inns is held through tenancy and subtenancy title as that of Lessee:

          A. Modifying the provisions of Section 3.01 of the Management Agreement, Lessor and Lessee covenant and agree, and Manager acknowledges, that:
(i) Lessor holds, and shall have, keep and maintain throughout the term of the Management Agreement, good and marketable fee title to the Inns and Site (except the Meriden Inn, which is addressed separately herein); (ii) Lessee holds, and shall have, keep and maintain throughout the term of the Management Agreement, leasehold title to the Inns and Site (except the Meriden Inn, which is addressed separately herein), in each case free and clear of any and all liens, encumbrances or other charges, except for those specifically set forth in
Section 3.01.A. of the Management Agreement; and (iii) Lessor holds, and shall have, keep, and maintain throughout the term of the Management Agreement, a leasehold interest to the Meriden Inn and Site upon which it is located pursuant to that certain Land Lease dated April 15, 1988, as amended by First Amendment and Modification to Land Lease dated September 15, 1988, Second Amendment to Land Lease dated October 24, 1988, Third Amendment and Modification to Land Lease dated November 21, 1991, as assigned by interim assignment dated December 30, 1991 and assignment to Lessor dated December 29, 1999, and that such leasehold interest is free and clear of any all liens, encumbrances or other charges, except for the Lease of the Inns to Lessee and those specifically set forth in Section 3.01(A) of the Management Agreement.

          B. Modifying the definition of "Sale of the Inns," the parties agree that such term shall refer also (i.e., in addition to the events described within the definition of such term as it may apply to Lessee's and Lessor's interest in the Site) to any assignment of the Lease or sublease of the Inns or the Site by Lessee, other than as expressly permitted in the Management Agreement or in this Agreement. In connection with any such Sale of the Inns, Lessor and Lessee agree that an agreement in form and substance similar to this Agreement will be required from the assignee or sublessee, in order to ensure that Manager will incur no greater liability, cost or risk of termination of the Management Agreement as a result of such assignment or sublease.

          C. If Lessor hereafter encumbers the Site and/or the Inns with a Mortgage, the Subordination Agreement required in Article XVII of the Management Agreement with respect to such Mortgage shall be modified (i) to account for the facts that Lessor (rather than Lessee) has encumbered the Site and/or the Inns with such Mortgage and that, and (ii) to provide that the parties' rights and obligations under such Subordination Agreement shall, as applicable, apply to both the Management Agreement and this Agreement.

          9.   Additional Lessor Obligations.
               -----------------------------

          A. Lessor agrees to fully and timely comply with all notice requirements set forth in Section 18.01 of the Management Agreement on each occasion that Lessor receives a bona fide written offer to purchase or lease any one or more of the Inns that it desires to accept. Lessor further acknowledges and agrees that any failure by Lessor to timely provide notice to Manager as set forth in Section 18.01 of the Management Agreement with respect to a bona fide written offer to purchase or lease any one or more of the Inns shall extinguish any right of Lessor to enter such sale or lease.

          B. Lessor agrees, where applicable, upon request by Manager, not to unreasonably withhold, condition or delay the prompt signing, without charge, of applications for licenses, permits or other instruments necessary for operation of each Inn, which applications shall be prepared by Manager as necessary from time to time.

          10.  Certain Provisions Regarding Bankruptcy.  In the event the Lease
               ---------------------------------------
shall be rejected on behalf of Lessor under Section 365 of the United States Bankruptcy Code ("Code") or any other applicable law or authority ("Rejection"), Lessee shall promptly notify Manager in writing of such Rejection and Lessee shall, as directed by Manager, either treat the Lease as terminated by such Rejection or retain its rights under the Lease as permitted by the Code or other applicable law or authority. In the event the Management Agreement is terminated as a result of Rejection on behalf of Lessee, the Management Agreement will remain effective with respect to Lessor, and Lessor shall, if directed by Manager (but only to the extent such right may be exercised under the Code or other applicable law and authority), terminate the Lease, subject to the provisions of Section 5 hereof. Lessor and Lessee each agree that it will not join in any involuntary petition against the other under the Code or any other similar federal or state law providing for debtor relief, without the consent of Manager.

          11.  Term.  The term of this Agreement shall commence on the date set
               ----
forth above and shall run concurrently with the term of the Management
Agreement.

          12.  Required Assignment.  In connection with any Sale of the Inns
               -------------------
which includes a transfer of Lessor's and/or Lessee's title in the Site and/or the Inns, Lessor and Lessee agree that the successors to their respective titles in the Site and/or the Inns shall also assume their respective rights and obligations under this Agreement and shall cause such successor(s) to assume such rights and obligations pursuant to an assumption of this Agreement reasonably acceptable to Manager.

          13.  Notices.  All notices and other communications provided for
               -------
hereunder shall be in writing, and shall be sent or delivered by the methods and to the addresses for Lessor, Lessee and Manager as required under the Management Agreement.

          14.  Eligible Independent Contractor.  Manager agrees that, as of the
               -------------------------------
date hereof, it is an eligible independent contractor under Section 856(d) of the Internal Revenue Code, and further agrees that it shall maintain such status to the extent it is able to do so, acknowledging that events outside of Manager's control may result in an overlap of ownership between Manager and Lessor or Lessee which could affect Manager's independent contractor status. Lessor, Manager and Lessee agree to cooperate in good faith to ensure that Manager retains such status. This covenant shall apply for so long as the Inns are owned by Lessor (or another direct or indirect wholly-owned subsidiary of Apple Hospitality pursuant to a permitted assignment) and leased to Lessee (or another direct or indirect wholly-owned subsidiary of Apple Hospitality pursuant to a permitted assignment ) as part of an ownership structure that is subject to REIT tax requirements.

          15.  Miscellaneous.
               -------------

          A.   Modification of this Agreement.  No amendment, modification,
               ------------------------------
alteration or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom enforcement of such amendment is sought, and no waiver of any provision of this Agreement by any party hereto, and no consent to any departure therefrom by any party hereto, shall be effective unless it is in writing and signed by the party against whom enforcement of such waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          B.   No Waiver. No failure by any party hereto to exercise, and no
               ---------
delay in exercising, any right under the Management Agreement or this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right.

          C.   Remedies Cumulative.  The rights and remedies of any party hereto
               -------------------
provided in the Management Agreement and this Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or equity.

          D.   Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Maryland.

          E.   Severability. The invalidity, illegality or unenforceability of
               ------------
any one or more phrases, sentences, clauses or sections contained in this Agreement shall not affect the validity, legality or enforceability of the remaining portions of this Agreement.

          F.   Entire Agreement.  This Agreement, together with the Management
               ----------------
Agreement (including the Letter Agreements), Assignment Agreement (defined herein), and the Lease, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          G.   Successors and Assigns.  The parties hereto shall not assign or
               ----------------------
transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other parties hereto, except that Lessee and Manager shall each have the right and obligation to assign its respective interest in this Agreement to any party to which its respective interest in the Management Agreement may be assigned under the terms of the Management Agreement, and Lessor shall have the right and obligation to assign its interest in this Agreement to any party to which its interest in the Site and Inn may be assigned, subject to the requirements of the Management Agreement.

     H.   Captions.  The captions and headings of the sections and subsections
          --------
of this Agreement are for purposes of convenience and reference only and shall not limit or otherwise affect the meaning hereof.

     I.   Time of the Essence.  Time shall be of the essence in the performance
          -------------------
of this Agreement.

     J.   Incorporation of Recitals.  The recitals hereto are incorporated
          -------------------------
herein as part of this Agreement.

     K.   Counterparts - This Assignment may be executed in counterparts, each
          ------------
of which, taken together with the others, shall constitute the original.

                       [SIGNATURES FOLLOW ON NEXT PAGE]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the date first written above.

                         LESSOR:

                         RESIDENCE INN III LLC,
                         a Delaware limited liability company



                         By:   /s/ Glade M. Knight
                             ------------------------------
                         Name:  Glade M. Knight
                               ----------------------------
                         Title:   President
                                ---------------------------


                         LESSEE:

                         APPLE HOSPITALITY MANAGEMENT, INC.,
                         a Virginia corporation



                         By:   /s/ Glade M. Knight
                             ------------------------------
                         Name:  Glade M. Knight
                               ----------------------------
                         Title:   President
                                ---------------------------

                         MANAGEMENT COMPANY:

                         RESIDENCE INN BY MARRIOTT, INC.,
                         a Delaware corporation,



                         By:  /s/ Joel M. Eisenmann
                             ------------------------------
                         Name:  Joel M. Eisenmann
                               ----------------------------
                         Title: Vice President
                               ----------------------------

                                   EXHIBIT A

                                   [omitted]

                                   EXHIBIT B

                                   [omitted]